UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2012

Uranium Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 219-3330

Not Applicable

Former name or former address, if changed since last
report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At a Board of Directors meeting held on January 4, 2012, the Board of Directors of Uranium Resources, Inc. (the “Company”) approved a recommendation of the Compensation Committee of the Board of Directors to amend the existing Employment Agreement for Donald C. Ewigleben, the Company’s President, Chief Executive Officer and Chief Operating Officer.

The amendment has the following effects on Mr. Ewigleben’s compensation for 2012:

•                  Base Salary amended from $350,000 to $400,000 per year.

•                  Cash component of Annual Performance Bonus amended from 60% of Base salary to 100% of Base salary.

•                  Non-cash component of Annual Performance Bonus amended from 40% of Base salary to 50% of Base salary.

•                  Bonus severance payments due if the agreement automatically terminates has been amended from 60% of Base salary to 100% of Base salary.

•                  Bonus severance payments due upon change of control have been amended from one year’s Bonus at guideline to two years Bonus at Guideline.

Except as amended, the terms of the original agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.51 Amendment #1 dated January 2, 2012 to employment agreement between the Company and Donald C. Ewigleben.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date: January 9, 2012	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.51	Amendment #1 dated January 2, 2012 between the Company and Donald C. Ewigleben.